U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               Golfers Gear, Inc.,
                               -------------------
             (Exact name of registrant as specified in its charter)

Nevada                                     5941                       45-0462267
------                                     ----                       ----------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

609 Mustang Drive, Bismarck, North Dakota                                  58503
-----------------------------------------                                  -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 255-2222
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group

                          4100 Newport Place, Suite 830

                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                10,000,000                $0.10               $1,000,000            $92.00
====================================== ======================== ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                               Golfers Gear, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock

                                TERMS OF OFFERING
===================== ================== =============== ====================== =================== ===================
   Title of class        Termination        Amount        Proposed maximum      Proposed maximum      Underwriting
   of securities           Date of           to be          offering price          aggregate          Discounts or
  to be registered        Offering        registered          per share          offering price       Commissions
--------------------- ------------------ --------------- ---------------------- ------------------- -------------------
   Common Stock        March 1, 2003       10,000,000            $0.10              $1,000,000             None
===================== ================== =============== ====================== =================== ===================

[material omitted]


This is our initial public offering and no public market currently exists for shares of our common stock. There is no minimum number of shares that must be sold in this offering in order for us to use the proceeds.


See "Risk Factors" on Pages 5 to 8 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 The date of this prospectus is August 2, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..........................................................4
Risk Factors.................................................................5
Forward Looking Statements ..................................................9
Use of Proceeds..............................................................9
Determination of Offering Price.............................................10
Dilution....................................................................10
Selling Security Holders....................................................13
Plan of Distribution........................................................13
Legal Proceedings...........................................................14
Directors, Executive Officers, Promoters and Control Persons................14
Security Ownership of Certain Beneficial Owners and Management..............15
Description of Securities...................................................16
Interest of Named Experts and Counsel.......................................16
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities.............................................................17
Organization within Last Five Years.........................................17
Description of Business.....................................................17
Management's Discussion and Analysis of Financial Condition and Results
of Operations...............................................................21
Description of Property.....................................................22
Certain Relationships and Related Transactions..............................22
Market for Common Equity and Related Stockholder Matters....................23
Executive Compensation .....................................................24
Financial Statements........................................................28
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure..................................................................46
Legal Matters...............................................................46
Experts.....................................................................46
Additional Information......................................................46
Indemnification of Directors and Officers...................................47
Other Expenses of Issuance and Distribution.................................47
Recent Sales of Unregistered Securities.....................................47
Exhibits....................................................................48
Undertakings................................................................48
Signatures..................................................................50


[material omitted]

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                 Our principal business address is 609 Mustang
                              Drive, Bismarck, North Dakota, 58503; our telephone number is (701) 255-2222.

                              We intend to provide recreational golf products and services at competitive prices by means of our proposed website. We will not manufacture the products which we intend to sell on our proposed website. We intend to purchase such products from third parties. We anticipate that our website will contain several features of interest to both casual and serious golfers. We plan to design our website with the following features:

                              o the ability to purchase a variety of golf related products and equipment;
                              o an interactive golf management tool, allowing golfers to track their performance on a daily basis and offering personalized coaching tips;
                              o a photo page for site users to post pictures of their favorite golf courses.

                              As we expand our operations, we intend to establish practice centers designed to introduce new golfers to the sport with the opportunity to try various golfing products and equipment. We also plan to offer complimentary golf instruction, tips on golf etiquette, and rules seminars.


Our state of organization:    We were incorporated in Nevada on October 31,
                              2001.

Number of shares being        We are offering for sale 10,000,000 shares of our
offered:                      common stock. We will sell the shares we are
                              registering only to those individuals who have received a copy of the prospectus.

Number of shares              A total of 540,000 shares of our common stock are
outstanding after             currently issued and outstanding. After the
the offering:                 offering, 10,540,000 shares of our common stock
                              will be issued and outstanding if all the offered shares are sold. The shares which are currently issued and outstanding were issued for services valued at $.001 per share. The price of the shares offered in this prospectus is $0.10 per share.
                              Therefore, investors will experience dilution of 5% or $0.005 per share if all of the offered shares are sold. If all of the offered shares are not sold, investors will experience even greater dilution, depending on the number of shares sold.

Estimated use of              We will receive $1,000,000 if all of the offered
proceeds:                     shares are sold. We intend to use any proceeds
                              from such sale for marketing expenses, website development and for working capital. See section entitled "Use of Proceeds" for a more detailed discussion on the use of proceeds.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

            Income Statement            For the period from inception
            ----------------           (October 31, 2001) to March  31, 2002
                                                             -----


     Revenues                                                       $0
     Net Income (Loss)                                         ($6,543)
                                                                 -----
     Net Income (Loss) Per Share                                 (0.01)



            Balance Sheet                                    March 31, 2002
                                                             --------------


     Total Assets                                                 $639
                                                                   ---
     Total Liabilities                                          $2,500
     Shareholders' Equity (Deficit)                            ($1,861)
                                                                 -----


                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks related to our business:


We are a new company with losses since our formation and we may not be able to achieve profitable operations; as a result, holders of our stock may lose their entire investment in us.

We were formed on October 31, 2001. From our inception on October 31, 2001 to March 31, 2002, we experienced a net loss of $6,543. We expect to incur net losses for the foreseeable future; therefore, we may not be able to achieve profitable operations. We will encounter difficulties as an early stage company as the industry within which we operate is extremely competitive. Therefore, the revenue and income potential of our business model is unproven. In his Auditor's Report, our auditor has included the following language: "The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern." Moreover, Note 5 of the Notes to our Financial Statements explains our auditor's belief that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs over an extended period of time. According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may be forced to liquidate the company and its assets. We have not formulated a plan of liquidation in the event we are forced to liquidate the company.


We have a limited operating history upon which an evaluation of our prospects can be made which makes it difficult for us to accurately predict our operating results; therefore, an investment in us is highly speculative and should not be made by an investor who cannot afford to lose their entire investment.

We were incorporated in October 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Therefore, any projections regarding our operating results are not based on any historical data. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. If we underestimate the cost of doing business or overestimate the amount of revenue we will earn, we could be left with inadequate resources to move forward with our business plan. If we are unable to move forward with our business plan, our ability to earn revenues will suffer. We cannot be certain that our business will be successful or that we will generate significant revenues. If we are unable to earn sufficient revenues to support our operations, we could be forced to curtail our business plans significantly. Therefore, an investment in us is highly speculative. Potential purchasers should carefully consider an investment in us and should not do so unless they are in a position to lose their entire investment.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. If we are unable to successfully generate sales by means of our proposed website, we will likely sustain losses over an extended period of time and our ability to continue as a going concern could be jeopardized.

As of March 31, 2002, our net losses since inception were approximately $6,543. For the foreseeable future, we expect to incur significant operating and capital expenditures as we develop our website. Our website development costs will be considerable over the next several months. If we are unable to make progress on the development of our website, our ability to earn revenue will be harmed. We anticipate that our planned website will be our only initial source of revenue.


We do not anticipate generating revenue until we are able to complete the initial development of our website, assuming we are able to attract a sufficient number of visitors to our website. We anticipate that our initial business activity will be sales of golfing products by means of our proposed website, which we expect will be completed by the end of the second quarter of 2002. We will not manufacture the products which we intend to sell on our proposed website. We intend to purchase such products from third parties. As a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations if we are unable to complete the development of our website or if we are unable to generate sufficient revenue through sales from our website. If we are unable to complete the development of our website and if we are unable to attract sufficient traffic to our website, our ability to continue as a going concern will be jeopardized.

We will depend on independent suppliers for our proposed golf-related accessories and equipment. Our inability to enter into agreements with third party providers of golf related products will harm our ability to earn revenues.

We will not manufacture the golf-related equipment and accessories we anticipate selling, but plan to obtain them from third parties. Because sales of the golf accessories and equipment will be our only potential source of revenue, we will rely on independent manufacturers as sources for these products. As of the date of this prospectus, we do not have agreements with third party providers or independent manufacturers. Our inability to enter into agreements with third party providers will significantly affect our ability to earn revenues. There can be no guaranty that we will be able to enter into agreements with third party providers on favorable terms, or at all.

We do not have any written agreements with any suppliers of golf equipment or related products, and as such, we do not yet have any commitments from suppliers to provide products. Should we be able to form the necessary relationships with manufacturers and suppliers, the suppliers may terminate their relationships with us at any time if we do not have written commitments. In the event that the suppliers terminate their relationships with us, we will not be able to offer products until we establish relationships with other product suppliers. We cannot guaranty that we will be able to obtain products from alternative suppliers. Failure to obtain alternative sources will significantly hinder our ability to generate revenues.

A downturn in the economy may affect the willingness of consumers to buy or upgrade discretionary recreational products such as golf equipment, which could reduce our sales and hurt our ability to earn revenue.

In general, our proposed products are typically products purchased by consumers with funds for discretionary spending. Discretionary spending is spending that occurs for non-essential items. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. Purchases of discretionary items, including our proposed products, could decline during periods when disposable income is lower or during periods of actual or perceived unfavorable economic conditions. If discretionary spending is lower, our revenues and profitably will also likely decline. In addition, if our future customers believe that the economy is on a downturn, they may reduce or cut discretionary spending due to the desire to save which typically accompanies a downturn in the economy.

Because golfing is a seasonal activity, our profitability may vary depending on the weather and the particular season; specifically, sales of our proposed products will likely fall during the colder winter and fall months.

Sales of golf equipment by means of our proposed website may be highly seasonal and in many instances will depend on weather conditions, which may in turn cause our financial results to vary from quarter to quarter. Golf, along with other outdoor recreational activities, is affected by weather changes, periods of drought or severe temperatures, rain and snow. Moreover, revenue projections will be difficult given the unpredictability of weather. We anticipate that our revenues will be higher during the spring, summer and fall months and decrease during the winter months as inclement weather keeps golfers away from the golf course. We anticipate that during the cooler winter months, our sales will likely suffer as we believe customers will be less likely to participate in golf related activities during those months. In anticipation, we will be required to accumulate our revenues and marshal our resources. If we underestimate the resources necessary to get the company past those months or if we overestimate the revenues we will earn during those months, our ability to continue as a going concern could suffer as we may not have the resources to pay our expenses.

We depend on the efforts and abilities of our senior management and the loss of such management could interrupt our operations. If we lose the services of our senior management, we may need to expend significant time and funds to secure replacement personnel which could harm our ability to earn revenues

The interruption of the services of key management could interrupt our operations or expansion of our operations if we cannot promptly obtain suitable replacements. Specifically, our officers and directors, Ms. Setterlund, Ms. Bahmiller, and Mr. Helbling have developed key contacts in the industry to achieve purchase discounts on our proposed merchandise. Mr. Helbling has experience in developing and managing golf courses. Ms. Setterlund has retail management experience, having served as manager for a large retail outlet. Ms. Bahmiller also has retail and customer service experience, including working at a golf facility in customer service. Ms. Bahmiller also provided office support at the golf facility. The loss of any of these key individuals would severely harm our ability to operate successfully and generate revenues. If our current officers and directors form strategic relationships and then resign, our strategic partners could see that as an indication that our business is failing. If we are unable to save those strategic relationships or if we are unable to increase such relationships, our ability to operate within our industry and earn revenues could be harmed. We do not anticipate that we will enter into employment agreements with any of our key executives. We believe that we currently have excellent relations with our key management. However, we cannot guaranty that each executive will remain with us in the future. Since our officers and directors own shares of our common stock, we believe our management has an incentive to remain with us. Our success also depends, in part, upon our ability to attract and retain other talented personnel. If we are unable to attract additional qualified personnel, our ability to expand and increase our revenue base will be harmed.

Our officers and directors are engaged in other activities that could conflict with our interests; therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have future responsibilities to provide management and services to other entities. Specifically, Ms. Bahmiller, our president, has been employed at the River City Sports, a retail recreational sports vehicle superstore, for the past five years. Ms. Setterlund is employed as a cosmetologist with the Hair and Nail Salon in Bismarck, North Dakota. Mr. Helbling, one of our directors, has developed and managed the Preserve Golf Club and the Long Bow Golf Club in Minnesota. As a result of their other business activities, conflicts of interest between us and those other activities may occur from time to time, in that our officers and directors will have conflicts of interest in allocating time, services, and functions between the other business ventures in which they are or become involved and our affairs. We will try and resolve such conflicts to the benefit of the company. However, it is possible that business opportunities which would otherwise be available to us may not be available due to those conflicts. Ms. Bahmiller and Ms. Setterlund currently work for us on a part-time basis. Ms. Bahmiller and Ms. Setterlund have informed us that they anticipate that they will devote significantly more time to us if we begin generating significant revenues.

If we are unable to raise sufficient funds in this offering, we may not be able to implement our business strategy, including, but not limited to, developing our website, which will harm our ability to earn revenues.

We are a development stage company. We depend on the proceeds of this offering in order to continue to implement our business plan, including completing the development of our website and marketing our planned products. If we are not able to raise sufficient funds, we may not be able to complete the development of our proposed website, which in turn will harm our ability to generate adequate cash flow. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire investment.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our projected capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. In fact, our loss per share is currently $.01. Purchasers of offered shares will experience immediate dilution (See the section entitled "Dilution" on page 10 through 12 of this prospectus). Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not have a market value commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should a significant market for our shares develop, the market price for those shares may be significantly affected by such factors as our financial results and changes in the economy that affect recreational activities. Factors such as seasonal or weather conditions, quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares.

Our Articles of Incorporation limit the liability of our officers and directors, which could reduce our shareholders' ability to sue our officers and directors for breach of fiduciary duty.

Article Twelfth of our Articles of Incorporation includes a provision eliminating or limiting the personal liability that our officers and directors have to us or to our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

We may not realize sufficient proceeds from this offering because we are offering shares in a direct offering to the public, rather then using the experience of a dealer-broker.

We are offering shares in a direct offering to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively sell the shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $1,000,000 if all of the shares of common stock we are offering at $0.10 per share are purchased. Assuming all of the shares are purchased, we intend to use approximately 30% of the proceeds for website development expenses and approximately 50% of the proceeds for marketing expenses. We intend to use the remaining 20% of the proceeds for working capital, which includes general administrative, legal and accounting expenses. If all of the shares are not sold, then we intend to use the proceeds that we receive for working capital and for payments on the note payable. We cannot guaranty that we will sell any or all of the shares being offered by us.

=============================== ======================= ================== ================== ====================================
Offered Shares Sold                Offering Proceeds       Approximate          Total Net        Principal Uses of Net Proceeds
                                                        Offering Expenses   Offering Proceeds
------------------------------- ----------------------- ------------------ ------------------ ------------------------------------
2,500,000 shares (25%)                 $250,000              $9,889            $240,111       The primary use of proceeds will
                                                                                              be for website development and the
                                                                                              remainder will be used for working
                                                                                                  capital as described below
------------------------------- ----------------------- ------------------ ------------------ ------------------------------------
5,000,000 shares (50%)                 $500,000              $9,889            $490,111        The primary use of proceeds will
                                                                                                be for website development and
                                                                                               then we will use proceeds for the
                                                                                                marketing of our products. The
                                                                                              remainder will be used for working
                                                                                                  capital as described below
------------------------------- ----------------------- ------------------ ------------------ ------------------------------------
7,500,000 shares (75%)                 $750,000              $9,889            $740,111         The primary use of proceeds will
                                                                                                be for website development and
                                                                                               then we will use proceeds for the
                                                                                                marketing of our products. The
                                                                                              remainder will be used for working
                                                                                                  capital as described below
------------------------------- ----------------------- ------------------ ------------------ ------------------------------------
10,000,000 shares (100%)               $1,000,000            $9,889            $990,111        The primary use of proceeds will
                                                                                                be for website development and
                                                                                               then we will use proceeds for the
                                                                                                marketing of our products. The
                                                                                              remainder will be used for working
                                                                                                  capital as described below
=============================== ======================= ================== ================== ====================================

Website development includes hiring a website designer who would design and build the website as the company grows. The website designer would be retained to develop and update the website as the company builds its line of products and services. The website development is our first priority as our website will be our main source of revenues. We anticipate that we will spend approximately $100,000 over the next two years for website development.

Marketing expenses include the hiring of a professional marketing representative to assist in implementing our marketing plan. We anticipate that our marketing representative will work with strategic partners such as product manufacturers and golf tournament directors. We anticipate that we will hire such a representative on a long term basis at a cost of approximately $100,000 a year.

If less than 25% of the shares are sold, then we intend to use the net proceeds for working capital and website development. Working capital will be used to pay general administrative expenses, legal and accounting expenses, to pay for additional office space and office supplies, hire additional office staff on an as-needed basis, office equipment and computer networking services. for the next twelve months. Funds remaining after paying our expenses, if any, will be used for website development.

Assuming at least 50% of the shares are purchased, we intend to use approximately 25% of the net proceeds for marketing expenses, 50% of the net proceeds for website development and 25% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also include development, preparation and printing of marketing materials, such as brochures and catalogs. Website development includes designing and formatting our proposed website.

It is possible that we will receive only nominal proceeds from this offering. If we fail to raise more than nominal proceeds, our ability to fully develop our website could be harmed. The result would be that our ability to earn revenues would be harmed. Moreover, our ability to make arrangements with third party providers will be adversely affected if we are not able to raise more than nominal proceeds. If we only raise nominal proceeds, we may need to attempt to make other funding arrangements, such as loans. There is no guarantee that we will be able to raise more than nominal proceeds. There is also no guaranty that we will be able to arrange for alternative sources of financing, should we only raise nominal proceeds.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president, including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                            Shares Issued                         Total Consideration                 Price
                                            -------------                         -------------------               Per Share
                                                                                                                    ---------
                                      Number               Percent             Amount             Percent
                                      ------               -------             ------             -------

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Founding Shareholders             540,000 Shares            5.12%              $540               0.05%              $0.001

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Purchasers of Shares              10,000,000 Shares         94.88%             $1,000,000         99.95%             $0.10

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Total                             10,540,000 Shares         100%               $1,000,540          100%

============================== ====================== ================== =================== ================== ==================

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes only 7,500,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                          Shares Issued                           Total Consideration                 Price
                                          -------------                           -------------------               Per Share
                                                                                                                    ---------
                                     Number               Percent             Amount             Percent
                                     ------               -------             ------             -------

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Founding Shareholders             540,000 Shares            6.72%              $540                0.07%             $0.001

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Purchasers of Shares              7,500,000 Shares          93.28%             $750,000            99.93%            $0.10

============================== ====================== ================== =================== ================== ==================

Total                             8,040,000 Shares          100%               $750,540            100%

============================== ====================== ================== =================== ================== ==================

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes 5,000,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                         Shares Issued                             Total Consideration                 Price
                                         -------------                             -------------------               Per Share
                                                                                                                     ---------
                                     Number               Percent             Amount             Percent
                                     ------               -------             ------             -------


Founding Shareholders             540,000 Shares            9.75%              $540               0.11%             $0.001

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Purchasers of Shares              5,000,000 Shares          90.25%             $500,000           99.89%             $0.10

============================== ====================== ================== =================== ================== ==================

Total                             5,540,000 Shares          100%               $500,540           100%

============================== ====================== ================== =================== ================== ==================



                                       13



We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes 2,500,000 shares of common stock will be sold.

============================== ========================================= ====================================== ==================
                                      Shares Issued                         Total Consideration                     Price
                                      -------------                         -------------------                   Per Share
                                                                                                                  ---------
                                    Number               Percent             Amount             Percent
                                    ------               -------             ------             -------

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Founding Shareholders            540,000 Shares           17.76%               $540               0.22%             $0.001

------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------

Purchasers of Shares             2,500,000 Shares         82.24%               $250,000           99.78%            $0.10

============================= ====================== ================== =================== ================== ==================

Total                            3,040,000 Shares          100%                $250,540            100%

============================= ====================== ================== =================== ================== ==================



The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2002.


------------------------------------------------------------- ------------------
Offering Price                                                 $0.10 per share
------------------------------------------------------------- ------------------
Net tangible book value at March 31, 2002                     ($0.01) per share
                           --------     -                          --
------------------------------------------------------------- ------------------
Net tangible book value after giving effect to the offering    $0.094 per share
                                                                   -
------------------------------------------------------------- ------------------
Amount of increase attributable to the offering                $0.094 per share
                                                                   -
------------------------------------------------------------- ------------------
Per Share Dilution to New Investors                            $0.006 per share
                                                                   -
------------------------------------------------------------- ------------------
Percent Dilution to New Investors                                  6%
                                                                   -
------------------------------------------------------------- ------------------


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 75% of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2002.


------------------------------------------------------------- -----------------
Offering Price                                                 $0.10 per share
------------------------------------------------------------- -----------------
Net tangible book value at March 31, 2002                     ($0.01) per share
                                                                   -
------------------------------------------------------------- -----------------
Net tangible book value after giving effect to the offering    $0.092 per share
                                                                   -
------------------------------------------------------------- -----------------
Amount of increase attributable to the offering                $0.092 per share
                                                                   -
------------------------------------------------------------- -----------------
Per Share Dilution to New Investors                            $0.008 per share
                                                                   -
------------------------------------------------------------- -----------------
Percent Dilution to New Investors                                  8%
                                                                   -
------------------------------------------------------------- -----------------


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 50% of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2002.

------------------------------------------------------------- ------------------
Offering Price                                                 $0.10 per share
------------------------------------------------------------- ------------------
Net tangible book value at March 31, 2002                     ($0.01) per share
                                                                  --
------------------------------------------------------------- ------------------
Net tangible book value after giving effect to the offering    $0.089 per share
                                                                  --
------------------------------------------------------------- ------------------
Amount of increase attributable to the offering                $0.089 per share
                                                                  --
------------------------------------------------------------- ------------------
Per Share Dilution to New Investors                            $0.011 per share
                                                                   -
------------------------------------------------------------- ------------------
Percent Dilution to New Investors                                 11%
                                                                   -
------------------------------------------------------------- ------------------


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25% of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2002.


-------------------------------------------------------------- -----------------
Offering Price                                                 $0.10 per share

-------------------------------------------------------------- -----------------
Net tangible book value at March 31, 2002                      $0.01 per share
                                                                    -
-------------------------------------------------------------- -----------------
Net tangible book value after giving effect to the offering    $0.081 per share
                                                                    -
-------------------------------------------------------------- -----------------
Amount of increase attributable to the offering                $0.081 per share
                                                                    -
-------------------------------------------------------------- -----------------
Per Share Dilution to New Investors                            $0.019 per share
                                                                    -
-------------------------------------------------------------- -----------------
Percent Dilution to New Investors                                  19%
                                                                    -
-------------------------------------------------------------- -----------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------


We are offering for sale 10,000,000 shares of our common stock in a direct offering to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 10,000,000. Our officers and directors are entitled to purchase offered shares. However, none of our officers or directors has indicated that they will purchase any of the offered shares and, therefore, we do not believe that any of our officers or directors will purchase any of the offered shares. If any of our officers or directors decides to purchase offered shares, we do not intend to loan such officer or director the funds necessary to purchase offered shares. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.


We anticipate that Ms. Bahmiller, our president, chief executive officer, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Bahmiller will restrict her participation to the following activities:

   o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
   o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act;
   o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: Nevada and Colorado.


[material omitted]
------------------


The offer of our securities registered in this registration statement will not begin until and unless this registration statement is declared effective by the Securities and Exchange Commission. Assuming that this registration statement is cleared by the appropriate agencies, we intend to commence the sale of our shares immediately. Each prospective purchaser will be provided with a final prospectus prior to purchasing any shares. We hope to sell all of the offered shares. However, we will terminate the offer March 1, 2003 whether we sell all the offered shares or not.

We will not receive or accept any subscriptions prior to the time our registration statement is declared effective by the Securities and Exchange Commission. Investors in the offered shares may not revoke their subscriptions once accepted by us. Therefore, if we are unable to raise sufficient funds to continue as a going concern or if we are unable to make other funding arrangements either through loans or strategic alliances, investors in us could lose their entire investment. Therefore, an investment in us should not be made unless the purchaser is in a position to lose his or her entire investment.

We reserve the right, in our sole discretion, to extend the offer of our common stock. If we decide to extend the offer beyond March 1, 2003, we will file a post-effective amendment to this registration statement stating that we intend to extend the offer. We will file such amendment at least two months prior to the expiration of the offering. We anticipate that we will extend the offer beyond March 1, 2003 if we reasonably believe that such an extension would be in the best interests of the company and its shareholders. Specifically, if we believe that we can sell additional shares by extending the offer, we may extend the offer beyond the March 1, 2003. Any such extension will not extend the offer beyond one year.


None of our officers or directors intend to purchase any of the offered shares.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

============================= =============== ==============================================================
Name                               Age        Position
----------------------------- --------------- --------------------------------------------------------------
Tracy Bahmiller                     28        president, chief executive officer, treasurer, and a director
----------------------------- --------------- --------------------------------------------------------------
Valerie Setterlund                  46        vice  president,   principal  financial  officer,   principal
                                              accounting officer, secretary and a director
----------------------------- --------------- --------------------------------------------------------------
Daniel Helbling                     40        Director
============================= =============== ==============================================================

Tracy Bahmiller. Ms. Bahmiller has been our president, chief executive officer, treasurer and one of our directors since our inception. Ms. Bahmiller is responsible for our day-to-day operations. From 1997 to the present, Ms. Bahmiller has been employed by River City Sports, Inc., a retail recreational sports vehicle superstore, in Bismarck, North Dakota. Her current duties include accounting activities such as making daily deposits, inventory reconciliation, accounts payable, accounts receivable, along with customer service duties. Prior to that, Ms. Bahmiller was employed by Ground Round Restaurant from 1995 to 1997 as a waitress and bartender. Ms. Bahmiller brings her experience in retail and customer service to our operations. Ms. Bahmiller studied Elementary Education and Commercial Art at Bismarck State College. Ms. Bahmiller is not an officer or director of any other company.

Valerie Setterlund. Ms. Setterlund has been our vice president, principal financial officer, principal accounting officer, secretary and one of our directors since our inception. From 1973 through 1999, Ms. Setterlund was employed by Boyd's Ark, a pet store in Bismarck, North Dakota, where she served as manager from 1975 through 1999. Her duties there included employee management, ordering, marketing and inventory maintenance, reconciling all end-of-day and end-of-month transactions, making deposits, and maintaining the store's radio and television advertising presence. In addition to managing the store, Ms. Setterlund expanded the store's services to include pet grooming and veterinary services. In 2000, Ms. Setterlund attended cosmetology school and earned a certificate in Cosmetology, and is now employed as a cosmetologist with the Hair-N-Nail Salon in Bismarck, North Dakota. Ms. Setterlund has extensive hands-on knowledge of retail management and will be assisting Ms. Bahmiller in our day-to-day operations. Ms. Setterlund is not an officer or director of any reporting company.

Daniel Helbling. Mr. Helbling has been one of our directors since our inception. He has lived in the Brainerd Lakes area of Minnesota for the last ten years. During this time, he has developed and managed the Preserve Golf Club and the Long Bow Golf Club. Currently, Mr. Helbling's partner in both the Preserve Golf Club and the Long Bow Golf Club is The Grand View Lodge, a well known resort in Minnesota which has won numerous national awards. Mr. Helbling has extensive knowledge of the golfing industry. Mr. Helbling is also a director of Northwoods Development Corporation, a Nevada corporation which develops property in the Brainerd Lakes area of Minnesota. Mr. Helbling is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

A Board of Directors, consisting of at least one person is to be chosen annually by the shareholders at the annual meeting. Each director's term of office is to be one (1) year, and directors may be re-elected for successive annual terms. Vacancies on the Board of Directors by reason of death, resignation or other causes are to be filled by the remaining director or directors choosing a director or directors to fill the unexpired term.

Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the shareholders. A director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of , 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. Since none of our officers and directors will purchase offered shares, the table includes only the shares of our common stock currently held by our officers and directors.

Title of Class  Name and Address of     Amount and Nature of      Percent of Class   Percent of   Percent of        Percent of
                Beneficial Owner        Beneficial Owner          if no shares are   Class if all Class if          Class if
                                                                  sold               10,000,000   5,000,000         2,000,000
                                                                                     shares are   shares are sold   shares are sold
                                                                                     sold
--------------- ----------------------- ------------------------- ------------------ ------------ ----------------- ---------------
Common Stock    Tracy Bahmiller         200,000 shares,                37.04%            1.90%         3.61%             7.87%
                609 Mustang Drive       president, chief
                Bismarck, North         executive officer,
                Dakota 58503            treasurer, director

Common Stock    Valerie Setterlund      200,000 shares, vice           37.04%            1.90%         3.61%             7.87%
                1402 Monte Drive        president, principal
                Mandan, North Dakota    financial officer,
                58554                   principal accounting
                                        officer, secretary,
                                        director

Common Stock    Daniel Helbling         100,000 shares, director       18.52%            0.95%         1.81%             3.94%
                Preserve Blvd.
                Pequot Lakes,
                Minnesota 56472

Common Stock    All directors and       500,000 shares                 92.59%            4.74%         9.03%             19.69%
                named executive
                officers as a group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Our Securities
-----------------------------


Description of Common Stock. We are authorized to issue 65,000,000 shares of $.001 par value common stock. As of August 2, 2002, there were 540,000 shares of our common stock issued and outstanding. Holders of shares of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our common stock have equal voting rights and are nonassessable. Each share of our common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon liquidation of the Company.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. Holders of our common stock do not have cumulative voting rights. Holders of our common stock do not have preemptive rights.


Description of Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of August 2, 2002, no shares of our preferred stock were issued or outstanding. As of that same date, we had not set the designations and preferences of any preferred stock. Our Board of Directors will set such designations and preferences when appropriate. It is possible that our Board of Directors could designate terms of the preferred stock which delay, defer or prevent a change in control of the company.


We have not issued any warrants or options to purchase our common or preferred stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our capital stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Any payment of dividends will be at the sole and absolute discretion our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares our capital stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
     o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that will enter into indemnification agreements with each of our executive officers wherein we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization within Last Five Years
-----------------------------------


Transactions with Promoters. In October 2001, we issued 200,000 shares of our common stock to Tracy Bahmiller, our president, treasurer and one of our directors, in exchange for founders' services valued at $2000; we issued 200,000 shares of our common stock to Valerie Setterlund, our vice president, secretary and one of our directors, in exchange for founders' services valued at $2000; we issued 100,000 shares of our common stock to Daniel Helbling, one of our directors, in exchange founders' services valued at $1000. We also issued 20,000 shares of our common stock to Kelly Kay Heid in exchange for founders' services valued at $200; we issued 20,000 shares of our common stock to Krislyn Vogel in exchange for founders' services valued at $200.

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on October 31, 2001.

Our Business. We intend to provide recreational golf products at competitive prices by means of our proposed website. We will not manufacture the products which we intend to sell on our proposed website. We intend to purchase such products from third parties. We anticipate that our website will contain several features of interest to both casual and serious golfers, including, but not limited to,

     o    the ability to purchase golf-related accessories and equipment;
     o an interactive game management tool letting users track their performance and get personalized golf tips; and
     o a photo page, allowing site users to post pictures of their favorite golf courses.

If we are able to expand our operations, we intend to establish practice centers beginning in the Bismarck-Mandan region of North Dakota, providing new golfers with an introduction to the sport, the opportunity to try various golfing products and equipment, and complimentary golf instruction, tips on golf etiquette, and golf rules seminars.

Our Industry. In our estimation, the sport of golf is popular with both men and women, and we believe that golf is gaining in popularity around the world. We also believe that golf is one of the few sports in which players spend more money as they get older. Our beliefs are based on our observations including television ads, radio spots and our life experiences. We estimate that the market for golf-related equipment and accessories is comprised of several segments:

     o    individual golfers;
     o    businesses that sponsor golf leagues;
     o    tournaments sponsored by a variety of enterprises;
     o    high school and university golf teams; and
     o    amateur and pro associations.

We believe that combining the recreational golfing industry with the Internet offers a viable business opportunity, as we believe that the Internet has become a practical method for millions of Americans to access information and buy products. We believe that people are turning more and more to the Internet as the place to find what they need due to the Internet's convenience and because the Internet offers a relatively easy, inexpensive way to research and gather information on almost any topic.

Our Business Strategy. Our strategy will be to provide customers with quality merchandise, along with a pleasant sales experience at a reasonable price. We also intend to provide customers with useful golf tips. We intend to work with local chambers of commerce to establish a positive reputation in the communities we serve. However, we have not instituted discussions with any such organizations. Eventually we hope to advertise our name with major golf tournaments, including the PGA, LPGA, Senior PGA and National Amateur tours. We have not yet initiated any discussions with any of the major golf tournaments but intend to do so when, and if, we are able to raise additional working capital.

Our objective is to establish our presence as a source of golfing equipment and information, beginning with our proposed website and initial store locations in North Dakota and expanding the reach of our brand identity through the upper Midwest and beyond. We plan to utilize our own staff and the resources of an Internet service provider to develop our planned services and features of our proposed website. We hope that consumers will associate our name with providing access to quality products, manufactured by various third parties, at competitive prices. We anticipate establishing a distribution center in the Bismarck-Mandan area of North Dakota. We will not establish a distribution center until we raise additional working capital. In order to establish a distribution center, we will need to raise funds in addition to the funds raised in this offering. We hope to generate sufficient funds through one or a combination of the following:

     o    Revenues generated from product sales on our proposed website;
     o    Additional capital financings, such as equity or debt financings;
     o    Loans or other borrowings; and
     o Entering into strategic business alliances which compliment our business.

 There is no guarantee that we will be able to raise sufficient capital to establish a distribution center.

 To achieve our business objective, we intend to:

     o increase awareness of our proposed website as a leading provider of golfing information;
     o introduce new services and enhancements to our proposed website to keep up with the evolving needs of individual golfers as well as the needs of the businesses which may be potential advertisers on our proposed website; and
     o    invest in new technologies and services.

We intend to promote our products and services in the following markets:

     o Individuals, such as the occasional or weekend golfer, the vacationing golfer, or the committed golfer who likes to play two or more times per week;
     o    Schools, such as high schools and colleges;
     o Businesses that sponsor fundraising, industry and company golf tournaments;
     o Tournaments, including the professional golfers who participate in such tournaments, and pro-am golfers and tournaments.

We hope to accomplish these goals by exposing the golfing public and potential golfers to our brand name, and by creating the association of our brand name with the availability of quality golf merchandise with competitive prices and premium personalized service. Our brand name will not be associated with the manufacture of golf related goods but we hope it will be associated with providing quality products and services at a reasonable price.

Growth Strategy. Our first goal in expanding our business is to complete the development of our proposed website. Through our website, we hope to become a provider of online golfing equipment and game tips, beginning in the upper Midwest region. We will not manufacture the products which we intend to sell on our proposed website. We intend to purchase such products from third parties. We believe our success and growth potential will depend on or ability to provide quality golf equipment, expert personalized game advice and competitive prices. Our website will be designed to be user friendly and easy to navigate. Through our website, we will offer golf-related products. Our website will allow the user to take advantage of the services we will offer, such as golf tips, photo gallery and an interactive game management tool.

After our website is operational, we plan to focus next on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration. We also intend to expand the popularity of our website by improving its features. Specifically, we hope to continually expand our product offerings as well as the services we provide. We believe that we can increase the number of visitors to our proposed website by providing quality products and insightful, interesting information and services.


Following the completion of our website development, we plan to establish golf practice centers as we expand our operations. Initially, our practice centers will also have facilities to store products and, thus, will act as distribution centers for products we market and sell. We initially plan to operate our first practice center in the Bismarck-Mandan region of North Dakota. Our proposed golf centers will provide a place where new golfers can receive a fun introduction to the sport, try out various types of clubs and receive complimentary golf instruction as well as attend rules seminars. In order to establish a practice center, we will need to raise funds in addition to the funds raised in this offering. However, there is no guarantee that we be able to raise sufficient funds to establish our first planned practice center. As of the date of this prospectus we do not have a commitment for the additional funding. If we are able to raise sufficient funding from this offering and such funding is available within the next 4 months, we plan on opening our first practice center by the second quarter of 2003.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Advertising and Marketing. We intend to promote the products we sell and services we provide with advertising, posters, direct mail, and special offer flyers to our customers. We plan to gain additional exposure to prospective clients by sponsoring golf tournaments. We intend to attempt to advertise the products and services in major golf publications and websites that are already known to golfing consumers. We hope to promote our website as a convenient way for golfers to research and purchase quality golfing equipment and accessories. We intend to use our website as our main channel of advertising and distribution. We intend to offer special prices and discounts to repeat customers.

Our Proposed Website. We anticipate that our website will be developed by a local web design firm. We intend to design a user-friendly website which will provide prospective customers with a complete listing of our available products, along with special pages dedicated to relevant topics of interest to golfers. We plan to design our website to offer interactive golf management tools for serious golfers, enabling them to track their daily performance. We also plan to offer a coaching page where visitors to the site can build a personal golf profile, and access information to help them improve their game and track their progress. With our photo page, we plan to enable golfers that visit our proposed site to post the photographs taken on the courses they have played. We anticipate that our proposed website will also feature links to other useful sites of interest to golfers. We expect that our website will be operational by the end of the third quarter of 2002.

Competition. The market for golfing accessories and equipment is highly competitive. In order to compete effectively in the golfing equipment industry, we believe that a company must provide a wide range of quality services and products at a reasonable cost. We seek to distinguish ourselves from our competitors by offering personalized tips and information to new and experienced golfers, along with a wide array of products and equipment manufactured by third party providers. We anticipate we will compete with traditional "brick and mortar" providers of sports and golfing products, and, once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. In providing our services, we will likely compete with national and international manufacturers and retailers of golfing equipment and services, many of whom operate websites similar to ours. Some of these competitors are Taylor Made Golf, Callaway Golf, Cobra Golf, Orlimar, Diamondhead Golf Club Mfg. Co., and Adams Golf. Although we will not manufacture our own products, we hope to enter into arrangements with third party providers who can provide us with quality golf products. As we will sell the same types of products, manufactured by third party providers. we will also compete with sporting goods retailers such as Big 5, Oshman's, and other specialized or discount golf stores as well as pro shops at local golf courses. We will also compete with other general merchandise and specialty retailers, in addition to Internet retailers, such as Yahoo! and worldwidesports.com.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. Many of our competitors will have much greater name recognition as well as a loyal customer base. In order to capture a sufficient market share, we will need to offer prices and/or services not offered by our competitors. We also need to develop our own loyal customer base. In addition, many of these companies can offer services not provided by us. Our larger competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for health and fitness products and equipment. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Government Regulation. Our operations are subject to federal, state and local laws and regulations concerning the operation of businesses in general. Our business is also subject to regulation by a variety of state and federal laws and regulations relating to, among other things, advertising, collection of state sales and use taxes and product safety. Our operations and business practices are subject to regulation at federal, state and local levels. The general rules and regulations of the Federal Trade Commission, and of state and local consumer protection agencies, apply to our advertising, sales and other trade practices. Any changes in any statutes, rules or regulations could cause us to change our operations and business practices and could increase the costs of regulatory compliance, either of which could increase our operating costs, and in turn, harm our financial condition and results of operations.


Employees. As of August 2, 2002, we had two part-time employees. At this time, we do not anticipate entering into employment contracts with any of our key personnel.


Facilities. Our executive, administrative and operating offices are located 609 Mustang Drive, Bismarck, North Dakota, 58503. We do not own our offices. Tracy Bahmiller, our president, secretary and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Bahmiller and we do not believe that Ms. Bahmiller expects to be paid or reimbursed for providing office facilities.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from October 31, 2001, our date of formation, through December 31, 2001.
-----------------------------------------------------------------------------


Liquidity and Capital Resources. We had cash of $1,357 as of December 31, 2001, which represented our total current assets. Based on our first month's expenses, we anticipate our burn rate will be approximately $550 per month. However, should we be successful in generating additional working capital, we plan to increase our expenses in furtherance of our business plan. Our total assets as of December 31, 2001 were approximately $1,357.

Our total liabilities were approximately $2,500 as of December 31, 2001. The only liability we had at December 31, 2001, was a note payable to an unrelated party. The note payable represented a loan we incurred for operating capital. Other than the loan payments on the note, we do not have any material commitments for capital expenditures. The note is dated November 12, 2001 with an interest rate of 10%and a maturity date of November 12, 2003.

Results of Operations. Since our inception on October 31, 2001, we have not realized any revenues. We anticipate that we will not generate revenues until we begin product sales. For the period from October 31, 2001, our date of inception, to December 31, 2001, our total expenses were approximately $6,543. Those expenses were represented by operating expenses of $1,143 and $5,400 for consulting services. For the period from our inception on October 31, 2001 to December 31, 2001, we experienced a net loss of $6,543.


For the three-month period ended March 31, 2002.
------------------------------------------------


Liquidity and Capital Resources. We had cash of $639 as at March 31, 2002, which represented all of our total current assets. Based on our first month's expenses, we anticipate our burn rate will be approximately $550 per month. However, should we be successful in generating additional working capital, we plan to increase our expenses in furtherance of our business plan. We believe that our available cash is sufficient to pay our day-to-day expenditures at least through June 30, 2002, if we are not able to raise any funds in this offering.

Our total liabilities were approximately $2,500 as at March 31, 2002. The only liability we had at March 31, 2002, was a note payable to an unrelated party. The note payable represented a loan we incurred for operating capital. Other than the loan payments on the note, we do not have any material commitments for capital expenditures. The note is dated November 12, 2001 with an interest rate of 10%and a maturity date of November 12, 2003.

Results of Operations. Since our inception on October 31, 2001, we have not realized any revenues. We anticipate that we will not generate revenues until we begin product sales. For the three-month period ended March 31, 2002, our total expenses were $718 in operating expenses. For the period from October 31, 2001, our date of inception, to March 31, 2002, our total expenses were approximately $6,543. Those expenses were represented by operating expenses of $1,143 and $5,400 for consulting services. For the three-month period ended March 31, 2002, we experienced a net loss of $718. For the period from our inception on October 31, 2001 to March 31, 2002, we experienced a net loss of $6,543.


Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must raise funds from this offering and begin operations using our proposed website. We anticipate that we will use the funds raised in this offering for the development of our proposed website, for working capital and marketing activities. See the "Use of Proceeds" section on page 9 and 10 of this prospectus for further details on the anticipated use of proceeds from this offering. Our failure to raise needed funds, and subsequently market and promote the products we plan to market and sell, will harm our business and future financial performance. We believe that we will require approximately $30,000 in offering proceeds or a combination of offering proceeds and other sources of funding, such as loans from our officers and directors, third party loans and additional offerings of our securities, either privately or publicly, to continue our operations for the next 12 months.


We had cash of $639 as at March 31, 2002. In the opinion of management, available funds will satisfy our working capital requirements through at least June 30, 2002, if we are not successful in raising additional working capital from this offering. We may also need to raise funds through additional equity financings or loans. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to complete our proposed website or effectively market products and services on our proposed website. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our day-to-day expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 500,000 shares of our common stock which, depending on how many shares we are able to sell pursuant to this offering, represent a significant portion of our total issued and outstanding stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their substantial ownership of our common stock. However, none of our officers and directors has committed to pay our expenses nor are they obligated to pay our expenses. We have not contemplated any plan of liquidation in the event that we do not generate sufficient funds to finance our proposed business or in the event we fail to generate sufficient revenues to continue our proposed business.


We are not currently conducting any research and development activities, other than the development of our proposed website. In the event we are able to fund our proposed business activities, we will likely hire employees and enter into agreements with subcontractors for various services.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


         ================================== =========================
         Property                                March 31, 2002
         ---------------------------------- -------------------------
         Cash                                                   $639
                                                                 ---
         ================================== =========================

Our Facilities. Our executive, administrative and operating offices are located at 609 Mustang Drive, Bismarck, North Dakota, 58503. Tracy Bahmiller, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Bahmiller does not expect to be paid or reimbursed for providing office facilities. We do not own any real property.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions. There have been no related party transactions, except for the following:

Tracy Bahmiller, our president, secretary and one of our directors, currently provides office space to us at no charge. We believe that Ms. Bahmiller does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Ms. Bahmiller. We believe that Ms. Bahmiller will continue to provide office space to us at no charge as long as she owns 200,000 shares of our common stock. However, Ms. Bahmiller is not obligated to continue to provide office space to us. We have not contemplated any future transactions with Ms. Bahmiller with respect to office space.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

We will become a reporting company under Section 15(d) of the Exchange Act when this registration statement is declared effective by the Securities and Exchange Commission. Once we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


As of August 2, 2002, there were five record holders of our common stock.


There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Our annual meeting of the shareholders shall be held at 11:30 a.m. on the 2nd day of November of each year beginning in 2002, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. A notice signed by any officer of the company or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his last known address, at least ten (10) days prior to the annual meeting. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten days before such date to which the meeting was adjourned: but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

From time to time our Board of Directors will determine whether our officers, directors, and management personnel will receive any compensation. We will reimburse our officers, directors, and management personnel for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers, which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Tracy Bahmiller - president and treasurer    2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Valerie Setterlund - vice president and      2001        None          None              None                    None
secretary
============================================ ======= ============= ============= ===================== =========================


Our officers and directors will not earn compensation for their services as officers and directors during the fiscal year ended 2002.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of August 2, 2002, our officers had not received any compensation for their services provided to us.

Employment Contracts. We do not anticipate entering into employment agreements with our key personnel.

Financial Statements
--------------------





                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
-----------------------------

As used herein, the term "Company" refers to Golfers Gear Inc. unless otherwise indicated. Consolidated unaudited interim financial statements including a balance sheet for the Company as of the quarter ended March 31, 2002, statement of operations, and statement of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached as Pages 3 through 5 and are incorporated herein by this reference.









                 [ THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet


                                   A S S E T S
                                   -----------
                                                                           March 31            December 31
    Current Assets                                                           2002                 2001
    --------------
                                                                      -------------------  -------------------
        Cash                                                          $              639   $            1,357
                                                                      -------------------  -------------------
               Total Current Assets                                                  639                  639

               Total Assets                                           $              639   $              639
                                                                      ===================  ===================

                              L I A B I L I T I E S
                              ---------------------

    Current Liabilities
    -------------------
        Note Payable                                                                   -                    -
                                                                      -------------------  -------------------
               Total Current Liabilities

    Long-Term Liabilities
    ---------------------
        Note Payable                                                               2,500                2,500
                                                                      -------------------  -------------------
               Total Liabilities

        Commitments and Contingencies                                                                       -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

    Preferred Stock                                                                                         -
        10,000,000 authorized shares, par value $.001
        no shares issued and outstanding

    Common Stock                                                                     540                  540
        65,000,000 authorized shares, par value $.001
        540,000 shares issued and outstanding

    Additional Paid-in-Capital                                                      4860                4,860
    Accumulated Deficit during the Development Period                             (7,261)              (6,543)
                                                                      -------------------  -------------------
               Total Stockholders' Equity (Deficit)                               (1,861)              (1,143)
                                                                      -------------------  -------------------
               Total Liabilities and Stockholders' Equity             $              639   $            1,357
                                                                      ===================  ===================





                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                            ------------------- -------------------
                                                                 For Three         From 10/31/01
                                                                Month Period         (Inception)
                                                                 Martch 31          to March 31
                                                            ------------------- -------------------
                                                                   2002                2002
                                                            ------------------- -------------------
Revenues:
---------
       Revenues                                             $                -  $                -
                                                            ------------------- -------------------
            Total Revenues                                                      $                -

Expenses:
---------
       Consulting Services                                                                   5,400
       Operating Expenses                                                  718               1,143
                                                            ------------------- -------------------
            Total Expenses                                                 718               6,543

            Net Income (Loss) from Operations               $             (718) $           (6,543)

Provision for Income Taxes:
---------------------------
       Income Tax Benefit                                                    -                   -
                                                            ------------------- -------------------
            Net Income (Loss)                               $             (718) $           (6,543)
                                                            =================== ===================
Basic and Diluted Loss Per Common Share                                  (0.00)              (0.01)
                                                            ------------------- -------------------
Weighted Average number of Common Shares                               540,000             540,000
       used in per share calculations                       =================== ===================









                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity


                                                                                                Accumulated
                                                                                                  Deficit
                                                                 $0.001         Paid-In          during the         Stockholders'
                                             Shares            Par Value        Capital        Development Period      Equity
                                           --------------   ---------------  ---------------   ----------------  -----------------
   Balance, October 31, 2001(Inception)                -    $            -   $            -     $            -   $              -

    Stock Issuance for Services                  540,000               540            4,860                                 5,400

   Net Income  (Loss)                                                                                   (6,543)            (6,543)
                                           --------------   ---------------  ---------------   ----------------  -----------------
   Balance, December 31, 2001                    540,000               540            4,860             (6,543)            (1,143)
                                           --------------   ---------------  ---------------   ----------------  -----------------
   Net Income  (Loss)                                                                                     (718)              (718)
                                           --------------   ---------------  ---------------   ----------------  -----------------
   Balance, March 31, 2002                       540,000    $          540   $        4,860     $       (7,261)  $         (1,861)
                                           ==============   ===============  ===============   ================  =================




                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                                    --------------------  --------------------
                                                                       For Three Month       From 10/31/01
                                                                        Period Ending        (Inception)
                                                                           March 31          to March 31
                                                                    --------------------  --------------------
                                                                            2002                  2002
                                                                    --------------------  --------------------
Cash Flows from Operating Activities:
-------------------------------------
       Net Income (Loss)                                            $              (718)  $            (7,261)

       Changes in operating assets and liabilities:
               Stock Issued for Founders Services                                                       5,400
                                                                    --------------------  --------------------
               Total Adjustments                                                                        5,400
                                                                    --------------------  --------------------
Net Cash (Used in) Provided From  Operating Activities              $              (718)  $            (1,861)

Cash Flows from Investing Activities:
-------------------------------------
       Capital Expenditures                                                           -                     -
                                                                    --------------------  --------------------
Net Cash Used in Investing Activities                               $                 -   $                 -
                                                                    --------------------  --------------------
Cash Flows from Financing Activities:
-------------------------------------
       Note Payable                                                                                     2,500
       Common Stock                                                                   -                     -
                                                                    --------------------  --------------------
Net Cash Provided for Financing Activities                          $                 -   $             2,500
                                                                    --------------------  --------------------
Net Increase (Decrease) in Cash                                     $              (718)  $               639

Cash Balance,  Begin Period                                                       1,357                     -
                                                                    --------------------  --------------------
Cash Balance,  End Period                                           $               639   $               639
                                                                    ====================  ====================
Supplemental Disclosures:
       Cash Paid for interest                                       $                 -   $                 -
       Cash Paid for income taxes                                   $                 -   $                 -
       Stock Issued for Services                                    $                 -               540,000







                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                          Notes to Financial Statements

NOTE 1- BASIS OF PRESENTATION
-----------------------------

General
-------
The consolidated unaudited interim financial statements of the Company as of March 31, 2002 and for the three months ended March 31, 2002, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. The December 31, 2001 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at March 31, 2002, and the results of their operations for the three months ended March 31, 2002 and from inception to March 31 2002, and their cash flows for the three months ended March 31, 2002 and from inception to March 31, 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission

Organization
------------
Golfers Gear Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 31, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 540,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock have a par value of $.001. The fiscal year end will be December 31.

                               Golfers Gear, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Accounting Method
-----------------
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. The Company uses the completed contract method rather than the percentage of completion method of accounting for revenue because the difference is immaterial both on an annual and quarterly basis. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expensing the actual expenses on the completed job. The Company's jobs are consulting jobs and any recognition of losses are recognized in accordance with SFAS 5 which requires that losses are recognized when the loss is probable and can be reasonably estimated. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. The Company does not have any dilutive securities as of March 31, 2002.

Note 2  -  Common Stock
A total of 540,000 shares of common stock were issued at the organization of the Company. The Company issued 540,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $5,400. The common stock was valued at $.01 ($.01) per share because the Company has not commenced operations and the stock is not being traded.

                               Golfers Gear, Inc.
                          Notes to Financial Statements

Note 3 - Commitment and Contingencies
-------------------------------------

The Company has not recognized any commitments or contingencies at this time.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raises substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free


Note 4 - Subsequent Events
--------------------------

There are no subsequent events that warrant disclosure in these financial statements.

                                GOLFERS GEAR INC.


                                December 31, 2001











                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                             (888) 699-1287 (210) 691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's

Board of Directors
Golfers Gear Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Golfers Gear Inc. ("Company") as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) October 31, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the period from (date of inception) October 31, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
January 30, 2002

                               Golfers Gear Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001


                                   A S S E T S
                                   -----------

Current Assets
--------------
      Cash                                                          $           1,357
                                                                    ------------------
             Total Current Assets                                                                    1,357

             Total Assets                                                                $           1,357
                                                                                         ==================
                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
-------------------
      Note Payable                                                                  -
                                                                    ------------------
             Total Current Liabilities                                                                   -
                                                                                         ------------------
Long-Term Liabilities
---------------------
      Note Payable                                                              2,500
                                                                    ------------------
             Total Liabilities                                                                       2,500

      Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -
  10,000,000 authorized shares, par value $.001
  no shares issued and outstanding

Common Stock                                                                                           540
  65,000,000 authorized shares, par value $.001
 540,000 shares issued and outstanding

Additional Paid-in-Capital                                                                           4,860
Accumulated Deficit during the Development Period                                                   (6,543)
                                                                                         ------------------
             Total Stockholders' Equity (Deficit)                                                   (1,143)
                                                                                         ------------------
             Total Liabilities and Stockholders' Equity                                  $           1,357
                                                                                         ==================





                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                             -------------------
                                                               From 10/31/01
                                                                 (Inception)
                                                               to December 31
                                                             -------------------
                                                                    2001
                                                             -------------------
Revenues:
---------
       Revenues                                              $                -

                                                             -------------------
            Total Revenues                                   $                -

Expenses:
---------
       Consulting Services                                                5,400
       Operating Expenses                                                 1,143
                                                             -------------------
            Total Expenses                                                6,543

            Net Income (Loss) from Operations                $           (6,543)

Provision for Income Taxes:
---------------------------
       Income Tax Benefit                                                     -
                                                             -------------------
            Net Income (Loss)                                $           (6,543)
                                                             ===================
Basic and Diluted Loss Per Common Share                                   (0.01)
                                                             -------------------
Weighted Average number of Common Shares                                540,000
                                                             ===================
       used in per share calculations






                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity

                                                                                              Accumulated
                                                                                               Deficit
                                                             $0.001         Paid-In           during the        Stockholders'
                                               Shares       Par Value       Capital         Development Period     Equity
                                            ------------   -------------  -------------   ------------------------------------
   Balance, October 31, 2001(Inception)               -    $          -   $          -    $            -      $             -

    Stock Issuance for Services                 540,000             540          4,860                                  5,400

   Net Income  (Loss)                                                                             (6,543)              (6,543)
                                            ------------   -------------  -------------   -----------------  -----------------
   Balance, December 31, 2001                   540,000             540          4,860            (6,543)              (1,143)
                                            ==================================================================================






                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                             -----------------
                                                               From 10/31/01
                                                                (Inception)
                                                              to December 31
                                                             -----------------
                                                                 2001
                                                             -----------------

Cash Flows from Operating Activities:
-------------------------------------
       Net Income (Loss)                                     $         (6,543)

       Changes in operating assets and liabilities:
               Stock Issued for Founders Services                       5,400
                                                             -----------------
               Total Adjustments                                        5,400
                                                             -----------------

Net Cash (Used in) Provided From Operating Activities        $         (1,143)

Cash Flows from Investing Activities:
-------------------------------------
       Capital Expenditures                                                 -
                                                             -----------------
Net Cash Used in Investing Activities                        $              -
                                                             -----------------
Cash Flows from Financing Activities:
-------------------------------------
       Note Payable                                                     2,500
       Common Stock                                                         -
                                                             -----------------
Net Cash Provided for Financing Activities                   $          2,500
                                                             -----------------
Net Increase (Decrease) in Cash                              $          1,357

Cash Balance,  Begin Period                                                 -
                                                             -----------------
Cash Balance,  End Period                                    $          1,357
                                                             =================
Supplemental Disclosures:
       Cash Paid for interest                                $              -
       Cash Paid for income taxes                            $              -
       Stock Issued for Services                                      540,000






                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Golfers Gear Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Golfers Gear Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 31, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 540,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock have a par value of $.001. The fiscal year end will be December 31.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                                Golfers Gear Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached. The Company has not granted any option or warrants since inception.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                Golfers Gear Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------

A total of 540,000 shares of common stock were issued at the organization of the Company. The Company issued 540,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $5,400. The common stock was valued at $.01 ($.01) per share because the Company has not commenced operations and the stock is not being traded.

                                Golfers Gear Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Tracy Bahmiller and Valerie Setterlund in the form of the initial stock issuance for services.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to provide recreational golf products and services at competitive prices by means of their proposed website. The Company anticipate that their website will contain several features of interest to both casual and serious golfers.

Note 6 - Note Payable
---------------------

An unrelated individual has loaned the Company $2,500 as operating capital. The note is dated November 12, 2001 and calls for an interest rate of 10% and has a maturity date of November 12, 2003.

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 31, 2001, our date of formation, through November 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from October 31, 2001, our date of formation, through November 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey P.C. and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
 o the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $92.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately             $1,500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In October 2001, we issued 200,000 shares of our common stock to Tracy Bahmiller, our president, treasurer and one of our directors, in exchange for founders' services valued at $2000; we issued 200,000 shares of our common stock to Valerie Setterlund, our vice president, secretary and one of our directors, in exchange for founders' services valued at $2000; we issued 100,000 shares of our common stock to Daniel Helbling, one of our directors, in exchange for founders' services valued at $1000. We also issued 20,000 shares of our common stock to Kelly Kay Heid in exchange for founders' services valued at $200 and 20,000 shares of our common stock to Krislyn Vogel in exchange for founders' services valued at $200. These founders' services included activities related to our incorporation and formulation of our business plan, including our marketing plans. At the time that Ms. Bahmiller, Ms. Setterlund and Mr. Helbling were issued shares, they were accredited investors as they were officers and/or directors of the company. Ms. Heid and Ms. Vogel were non-accredited investors who were provided with company specific information. In fact, Ms. Heid and Ms. Vogel provided services related to the formulation of our business plan and office administration services. As such, Ms. Heid and Ms. Vogel had access to all of the company's information, including, but not limited to, the company's plan of operation and financial information. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*
                           (Charter Document)

3.2                        Bylaws*

5.                         Opinion Re: Legality*

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                          (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel*


24                         Power of Attorney *


* Included in Original Registration Statement on Form SB-2 filed on January 25, 2002
**       Included in Financial Statements

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



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                  (ii)     To specify in the prospectus any facts or events
                           arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)
                           (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Bismarck, State of North Dakota, on August 2, 2002.

Golfers Gear, Inc.,
a Nevada corporation


/s/ Tracy Bahmiller
----------------------------------------
Tracy Bahmiller
president, chief executive officer, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/Tracy Bahmiller                                   August 2, 2002
--------------------------------------------
Tracy Bahmiller
president, treasurer, director


/s/Valerie Setterlund                                August 2, 2002
--------------------------------------------
Valerie Setterlund
vice president, principal financial officer,
principal accounting officer, secretary, director


/s/Daniel Helbling                                   August 2, 2002
--------------------------------------------
Daniel Helbling
director